UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2013

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31650	01-0616769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660-3095

(Address of Principal Executive Offices) (Zip Code)

(949) 579-3000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2013, the Board of Directors (the “Board”) of Mindspeed Technologies, Inc. (the “Company”) elected Fared Adib to the Board as a Class I Director and as a member of the Governance and Board Composition Committee. A copy of the press release announcing Mr. Adib’s election is filed as Exhibit 99.1 hereto.

In connection with his appointment to the Board, Mr. Adib was granted an option to purchase 10,000 shares of our common stock at an exercise price per share equal to its fair market value on May 14, 2013. The option shall vest and becomes exercisable in four equal installments on each of the first, second, third and fourth anniversaries of the date the option was granted, provided that Mr. Adib continues to serve as a director through each such date. In addition, Mr. Adib will also be eligible to receive cash compensation and annual stock option and restricted stock unit awards for his services as a director, that are each consistent with that provided to the Company’s other non-employee directors, as previously disclosed in the Company’s Proxy Statement filed with the SEC on January 3, 2013.

In connection with being elected as a member of the Company’s Board, the Company will enter into an agreement (the “Indemnification Agreement”) with Mr. Adib, which is substantially identical to the form of agreement the Company filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 27, 2011 (and is incorporated herein by reference). The Indemnification Agreement provides, subject to the terms and conditions set forth therein, among various other things, that: (i) the Company shall indemnify Mr. Adib to the fullest extent permitted by the Delaware General Corporation Law against any and all expenses and liabilities (as provided in the Indemnification Agreement) reasonably incurred or suffered by him in connection with a proceeding; (ii) indemnification will not be available for judgments against Mr. Adib under Section 16(b) of the Securities Exchange Act of 1934 or under similar provisions of state law for an accounting of profits made from the purchase or sale by Mr. Adib of securities of the Company; (iii) Mr. Adib is presumed to be entitled to indemnification, which presumption can be overcome by the Company; (iv) if requested by Mr. Adib and approved by the Company’s Board, the Company may provide security to Mr. Adib for the Company’s indemnification and advancement obligations under the Indemnification Agreement through a trust, line of credit or other collateral; and (v) the Company shall use commercially reasonable efforts to maintain directors’ and officers’ liability insurance covering the duration of Mr. Adib’s service as an officer of the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

  99.1       Press release of the Company dated May 16, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: May 16, 2013	By: /s/ Brandi R. Steege
Brandi R. Steege
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of the Company dated May 16, 2013.